T.O. RICHARDSON TRUST

                                   CONSENTS OF PERSONS ABOUT TO BECOME TRUSTEES


         The undersigned persons are named as Trustees of T.O. Richardson Trust in the Prospectus and Statement of Additional Information included as a part of the Registration Statement on Form N-1A filed by T.O. Richardson Trust under the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended, and each hereby consents to the use of his name in such Prospectus and Statement of Additional Information.


/s/ John R. Birk
--------------------------------------------------------------
John R. Birk

/s/ Lloyd P. Griffiths
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Lloyd P. Griffiths

/s/ David B. H. Martin
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David B. H. Martin

/s/ Robert T. Samuels
--------------------------------------------------------------
Robert T. Samuels

Dated:  October 19, 1998








































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